Item 77c Series ____

A Special Meeting of the Shareholders of the Strategic Growth Portfolio was held on November 5, 2008. The purpose of the Special Meeting was to ask shareholders to approve an Agreement and Plan of Reorganization for the sale of all of the assets of Strategic Growth Portfolio to, and the assumption of all of the liabilities of Strategic Growth Portfolio by MetLife Aggressive Strategy Portfolio, in exchange for shares of MetLife Aggressive Strategy Portfolio and the distribution of such shares to the shareholders of Strategic Growth Portfolio in complete liquidation of the Strategic Growth Portfolio.

For	12,361,761
Withhold	534,312
Abstain		1,619,828
Broker Non-votes	0.000
TOTAL	14,515,901

Item 77c Series ____

A Special Meeting of the Shareholders of the Strategic Growth and Income Portfolio was held on November 5, 2008. The purpose of the Special Meeting was to ask shareholders to approve an Agreement and Plan of Reorganization for the sale of all of the assets of Strategic Growth and Income Portfolio to, and the assumption of all of the liabilities of Strategic Growth and Income Portfolio by MetLife Balanced Strategy Portfolio, in exchange for shares of MetLife Balanced Strategy Portfolio and the distribution of such shares to the shareholders of Strategic Growth and Income Portfolio in complete liquidation of the Strategic Growth and Income Portfolio.

For	25,340,250
Against		1,372,365
Abstain		2,647,838
Broker Non-votes	0.000
TOTAL	29,360,453

Item 77c Series ____

A Special Meeting of the Shareholders of the Strategic Conservative Growth Portfolio was held on November 5, 2008. The purpose of the Special
Meeting was to ask shareholders to approve an Agreement and Plan of Reorganization for the sale of all of the assets of Strategic Conservative Growth Portfolio to, and the assumption of all of the liabilities of Strategic Conservative Growth Portfolio by MetLife Growth Strategy Portfolio, in exchange for shares of MetLife Growth Strategy Portfolio and the distribution of such shares to the shareholders of Strategic Conservative Growth Portfolio in complete liquidation of the Strategic Conservative Growth Portfolio.

For	27,282,835
Against		1,256,683
Abstain		2,108,093
Broker Non-votes	0.000
TOTAL	30,647,611